EXHIBIT 12

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                                             WEINGARTEN REALTY INVESTORS
                             COMPUTATION OF RATIOS OF EARNINGS AND FUNDS FROM OPERATIONS
                                  TO COMBINED FIXED CHARGES AND PREFERRED DIVIDENDS
                                               (AMOUNTS IN THOUSANDS)


                                                                Three Months Ended        Six Months Ended
                                                                     June 30,                 June 30,
                                                               --------------------    ----------------------
                                                                 2001        2000         2001        2000
                                                               ---------  ---------    ----------  ----------
Net income available to common shareholders. . . . . . . . . . $ 20,971   $ 14,968     $  41,363   $  29,409

Add:
Portion of rents representative of the interest factor . . . .      228        235           487         464
Interest on indebtedness . . . . . . . . . . . . . . . . . . .   16,072     10,601        28,493      20,744
Preferred dividends. . . . . . . . . . . . . . . . . . . . . .    5,010      5,010        10,020      10,020
Amortization of debt cost. . . . . . . . . . . . . . . . . . .      262        103           587         209
                                                               ---------  ---------    ----------  ----------
    Net income as adjusted . . . . . . . . . . . . . . . . . . $ 42,543   $ 30,917     $  80,950   $  60,846
                                                               =========  =========    ==========  ==========

Fixed charges:
Interest on indebtedness . . . . . . . . . . . . . . . . . . . $ 16,072   $ 10,601     $  28,493   $  20,744
Capitalized interest . . . . . . . . . . . . . . . . . . . . .    2,355      1,015         4,336       1,625
Preferred dividends. . . . . . . . . . . . . . . . . . . . . .    5,010      5,010        10,020      10,020
Amortization of debt cost. . . . . . . . . . . . . . . . . . .      262        103           587         209
Portion of rents representative of the interest factor . . . .      228        235           487         464
                                                               ---------  ---------    ----------  ----------
    Fixed charges. . . . . . . . . . . . . . . . . . . . . . . $ 23,927   $ 16,964     $  43,923   $  33,062
                                                               =========  =========    ==========  ==========

RATIO OF EARNINGS TO COMBINED FIXED
CHARGES AND PREFERRED DIVIDENDS. . . . . . . . . . . . . . . .     1.78       1.82          1.84        1.84
                                                               =========  =========    ==========  ==========


Net income available to common shareholders. . . . . . . . . . $ 20,971   $ 14,968     $  41,363   $  29,409
Depreciation and amortization. . . . . . . . . . . . . . . . .   16,714     13,122        32,387      26,226
Gain on sales of property. . . . . . . . . . . . . . . . . . .     (674)                  (4,984)
                                                               ---------  ---------    ----------  ----------
    Funds from operations. . . . . . . . . . . . . . . . . . .   37,011     28,090        68,766      55,635

Add:
Portion of rents representative of the interest factor . . . .      228        235           487         464
Preferred dividends. . . . . . . . . . . . . . . . . . . . . .    5,010      5,010        10,020      10,020
Interest on indebtedness . . . . . . . . . . . . . . . . . . .   16,072     10,601        28,493      20,744
Amortization of debt cost. . . . . . . . . . . . . . . . . . .      262        103           587         209
                                                               ---------  ---------    ----------  ----------
    Funds from operations as adjusted. . . . . . . . . . . . . $ 58,583   $ 44,039     $ 108,353   $  87,072
                                                               =========  =========    ==========  ==========

RATIO OF FUNDS FROM OPERATIONS TO COMBINED
FIXED CHARGES AND PREFERRED DIVIDENDS. . . . . . . . . . . . .     2.45       2.60          2.47        2.63
                                                               =========  =========    ==========  ==========

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